Exhibit 99.2

INDEX TO SPECIAL PURPOSE STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

Page

BBQ Holdings, Inc.

Independent Auditor’s Report.....................................................................................................................................1

Special Purpose Financial Statement

Special Purpose Statement of Assets Acquired and Liabilities Assumed...................................................................3

Notes to Special Purpose Statement of Assets Acquired and Liabilities Assumed...................................................4

INDEPENDENT AUDITOR’S REPORT

Board of Directors

BBQ Holdings, Inc.

Minnetonka, Minnesota

Report on the Special Purpose Financial Statement

We have audited the accompanying special purpose statement of assets acquired and liabilities assumed of Granite City Food & Brewery, a  business of BBQ Holdings, Inc, and the related notes to the special purpose financial statement.

Management’s Responsibility for the Special Purpose Financial Statement

Management is responsible for the preparation and fair presentation of the special purpose  financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose  financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the special purpose financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose financial statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose financial statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the special purpose  financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose financial statement.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statement, the accompanying financial statement has been prepared for the purposes of presenting the assets acquired and liabilities assumed of Granite City Food & Brewery,  a business of BBQ Holdings, Inc, and is not intended to be a complete presentation of the financial position, results of operations or cash flows of Granite City Food & Brewery, a business of BBQ Holdings, Inc.  Our opinion is not modified with respect to this matter.

Opinion

In our opinion, the special purpose  financial statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed of Granite City Food & Brewery,  a business of BBQ Holdings, Inc., as of March 9, 2020, in accordance with accounting principles generally accepted in the United States of America.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.

Minneapolis, MN

May 22, 2020

GRANITE CITY FOOD & BREWERY

SPECIAL PURPOSE STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

ASSETS ACQUIRED	March 9, 2020
Cash	$127,849
Inventory	980,031
Property, equipment and leasehold improvements	17,818,212
Operating lease right-of-use assets	50,968,108
Intangible and other assets	8,328,505
Total assets acquired	$78,222,705

LIABILITIES ASSUMED
Gift card liabilities	$3,922,842
Operating lease liabilities	50,968,108
Total liabilities assumed	$54,890,950

NET ASSETS ACQUIRED	$23,331,755

The accompanying notes are an integral part of this financial statement

BBQ HOLDINGS, INC.
NOTES TO THE SPECIAL PURPOSE STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

1.Business Description and Basis of Presentation

Business Description

On February 11, 2020, BBQ Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of BBQ Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement with Granite City Food & Brewery Ltd. (“Granite City”) to acquire certain assets associated with Granite City restaurants in connection with the Chapter 11 filing of Granite City (the “Granite City Acquisition”).  The Granite City Acquisition was approved by the Bankruptcy Court at a hearing on February 21, 2020.  The purchase price for the assets purchased was $3,650,000 plus certain assumed liabilities including gift card liabilities and cure costs.  The Company closed the Granite City Acquisition on March 9, 2020 (the “Close Date”) using cash on hand and borrowing under its existing loan agreement with Choice Financial Group.  The Granite City Acquisition included 18 Granite City restaurants and a centralized beer production facility (“GC”).  The beer production facility manages the initial stages of the Granite City brewing process.  The product created at this facility is then transported to the fermentation vessels at each of the Granite City restaurants where the brewing process is completed.

The Company develops, owns and operates restaurants under the name “Famous Dave’s”, “Clark Crew BBQ” and “Real Urban Barbecue.” Additionally, the Company franchises restaurants under the name “Famous Dave’s”.  As of the Close Date, there were 124 Famous Dave’s restaurants operating in 31 states, Canada, and the United Arab Emirates, including 30 Company-owned restaurants and 94 franchise-operated restaurants.

Basis of Presentation

GC has not historically been accounted for as a separate entity, subsidiary or division of Granite City Food & Brewery Ltd.  Additionally, stand-alone financial statements related to GC have not been prepared previously as Granite City Food & Brewery Ltd.’s financial system was not designed to provide complete financial information of GC.  Pursuant to a letter dated April 23, 2020 from the staff of the Division of Corporate Finance (the “Division”) of the SEC, the Division stated that it would permit the substitution of an audited Statement of Assets Acquired and Liabilities Assumed (the “Financial Statement”) prepared on the basis of the allocation of the purchase price as of the Closing Date in lieu of the full financial statements for the acquired assets required by Rule 3- 05 of Regulation S-X.

The Financial Statement has been derived from the purchase price allocation, which represents the fair value of assets acquired and liabilities assumed at the Close Date. The Financial Statement is not meant to be indicative of the financial condition of GC going forward and includes only the specific assets and liabilities related to GC that has been acquired by the Company in accordance with the asset purchase agreement.

The Company accounted for the Granite City Acquisition using the purchase method of accounting in accordance with ASC 805 “Business Combinations”. The assets acquired and the liabilities assumed were provisionally recorded at estimated fair values based on information available.

2.Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Financial Statement in conformity with generally accepted accounting principles in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Financial Statement.  Management solicited a professional valuation firm to provide an unbiased opinion of the value of assets acquired and liabilities assumed.  Additionally, management relied on historical experience and various other assumptions it believes to be reasonable in making such estimates. Components of the Financial Statement particularly subject to estimation include the fair value and estimated lives of assets acquired and liabilities assumed. Actual results may differ from management’s estimates.

Cash and cash equivalents

Cash in the Financial Statement reflects cash on hand at the GC restaurants at the Close Date.

Inventory

Inventory, consisting of food, beverages, retail items and beer production supplies, is stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method.

Property and equipment

Property and equipment consist primarily of restaurant, brewing and office equipment, furniture and fixtures, and leasehold improvements.  Property and equipment is stated at its estimated fair value at the Close Date.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement framework establishes a three-tier hierarchy. The three levels, in order of priority, are as follows.

Level 1:        Unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.  Level 1 measurements are determined by observable inputs which include data sources and market prices available and visible outside of the entity.

Level 2:        Observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly.

Level 3:        Inputs that are used to estimate the fair value of the asset or liability. Level 3 measurements are determined by unobservable inputs, which include data and analyses developed within the entity to assess the fair value.

For assets and liabilities falling within Level 3 of the fair value hierarchy, a change in the input assumptions used could result in a change in the estimated fair value of the asset or liability. Transfers in and out of levels will be based on our judgment of the availability of unadjusted quoted prices in active markets, other observable inputs, and non-observable inputs.

The carrying amounts of cash reported in the Financial Statement is equal to the actual cash on hand. The Company believes that the carrying amount of liabilities approximates fair value due to its borrowing rate and lease terms.  Inventories, property and equipment and intangible assets were valued using Level 3 inputs.

Right-of-use assets and liabilities

Right-of-use (“ROU”) assets and liabilities represent the Company’s right to use and obligation to make lease payments for the GC restaurant properties.  Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term, including options to extend the lease when it is reasonably certain management will exercise such option. As the leases assumed do not provide an implicit rate, the Company used its incremental borrowing rate at the Close Date in determining the present value of lease payments. The incremental borrowing rate was determined by adjusting the secured borrowing interest rate for the longer-term nature of the leases. Variable lease payments primarily consist of maintenance and other operating expenses from real estate leases and have been estimated and included in the ROU assets and liabilities recorded.

Intangible and other assets

Intangible assets include trademarks for which registrations continue indefinitely, liquor licenses and loyalty members database.

Gift card liabilities

Revenue derived from gift card sales is recognized at the time of redemption.  The portion of gift cards sold to customers which are never redeemed is commonly referred to as gift card breakage. Gift card liability is presented on the Financial Statement at the Close Date net of estimated breakage.

3.Preliminary Purchase Price Allocation

The Financial Statement is presented on the basis of the Company’s preliminary purchase price allocation. The valuation of net assets acquired and liabilities assumed is based on estimates and assumptions made at the time of the acquisition and as a result, the allocation of purchase price and estimated useful lives of property and equipment, and intangible assets is considered preliminary at this time. As additional information becomes available, the preliminary purchase price allocation may be revised during the remainder of the measurement period, which will not exceed 12 months from the acquisition date. Any such revisions or changes may be material.

4.Property and Equipment

The following is a summary of property and equipment by major classifications:

March 9, 2020
Equipment	$9,856,740
Furniture and fixtures	1,999,710
Leasehold improvements	5,961,762
Property, equipment and leasehold improvements	$17,818,212

5. Intangible and Other Assets

The fair value of intangible assets includes trademarks, trade names and patents ($7.7 million), customer loyalty database ($0.2 million), and liquor licenses ($0.4 million). Intangible assets will begin amortization on a straight-line basis after the acquisition date. The useful lives of trademarks and trade names and patents is estimated to be 20 years and the useful life of the loyalty member database is estimated to be 3 years.

6. Lease Commitments

At the Close Date, the Company determined that each of the GC leases was an operating lease.  As such, the Company recognized ROU assets and operating lease liabilities on the Financial Statement based on the present value of future lease payments over the lease terms at that date.

Future maturities and other supplemental information related to the GC lease liabilities, as of the Close Date, are as follows:

Fiscal Year
2020	$4,536,811
2021	5,503,049
2022	5,596,784
2023	5,731,656
2024	5,766,103
Thereafter	43,249,723
Total operating lease obligations	70,384,126
Less imputed interest	(19,416,018)
Total	$50,968,108

7.Subsequent events

The Company evaluated for the occurrence of subsequent events through the issuance date of these financial statements. No other recognized or non-recognized subsequent events occurred that require recognition or disclosure in these financial statements except as noted below.

In March 2020, the World Health Organization declared the outbreak COVID-19 as a pandemic. As a result, public health measures were taken to minimize exposure to the virus. These measures, some of which are government-mandated, have been implemented globally resulting in a dramatic decrease in economic activity. “Stay-at-home” orders, with the exception of conducting certain essential functions, quarantines, travel restrictions and other governmental restrictions to reduce the spread of COVID-19 have had an adverse impact on GC’s business.  The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. Should the existence of the COVID-19 pandemic continue for an extended period, future business operations, including the results of operations, will be significantly affected.